Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	January 21, 2016
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES FOURTH QUARTER EARNINGS PER DILUTED SHARE OF $0.79 2015 EARNINGS PER DILUTED SHARE OF $2.01

•	4Q15 net income available to common shareholders of $634 million, or $0.79 per diluted common share

•	Includes a $331 million pre-tax (~$215 million after-tax) gain on the sale of Vantiv shares, an $89 million pre-tax (~$58 million after-tax) gain on Vantiv warrant actions taken during the quarter, a $49 million pre-tax (~$32 million after-tax) payment received from Vantiv to terminate a portion of its tax receivable agreement, a $21 million pre-tax (~$13 million after-tax) positive valuation adjustment on the remaining warrant Fifth Third holds in Vantiv, a $10 million pre-tax (~$7 million after-tax) charge related to the valuation of the Visa total return swap, and a $10 million pre-tax (~$7 million after-tax) contribution to Fifth Third Foundation, resulting in a net $0.38 impact on earnings per share

•	4Q15 return on average assets (ROA) of 1.83%; return on average common equity of 17.2%; return on average tangible common equity** of 20.6%

•	Pre-provision net revenue (PPNR)** of $1.0 billion in 4Q15

•	Net interest income (FTE) of $904 million was down $2 million sequentially and up $16 million from 4Q14; net interest margin of 2.85%, down 4 bps sequentially

•	Average portfolio loans of $93.6 billion, up $221 million sequentially and up $2.6 billion from 4Q14; the increase from the prior year was primarily driven by increases in C&I and commercial construction loans

•	Noninterest income of $1.1 billion compared with $713 million in the prior quarter; primarily driven by the Vantiv-related items mentioned above

•	Noninterest expense of $963 million, up 2% from 3Q15, primarily driven by a contribution to Fifth Third Foundation

•	Credit trends

•	4Q15 net charge-offs of $80 million (0.34% of loans and leases) decreased from 3Q15 NCOs of $188 million (0.80% of loans and leases) primarily due to the 3Q15 $102 million net charge-off related to the restructuring of a student loan backed commercial credit

•	Portfolio NPA ratio of 0.70% up 5 bps from 3Q15, NPL ratio of 0.55% up 6 bps from 3Q15; total nonperforming assets (NPAs) of $659 million, including loans held-for-sale (HFS), increased $51 million sequentially

•	4Q15 provision expense of $91 million; $156 million in 3Q15 and $99 million in 4Q14; decrease from the prior quarter was primarily impacted by the restructuring of a student loan backed commercial credit in 3Q15

•	Strong capital ratios*

•	Common equity Tier 1 (CET1) ratio 9.83%; fully phased-in CET1 ratio of 9.73%

•	Tier 1 risk-based capital ratio 10.93%, Total risk-based capital ratio 14.13%, Leverage ratio 9.54%

•	Tangible common equity ratio** of 8.71%; 8.59% excluding securities portfolio unrealized gains/losses

•	10 million reduction in common shares outstanding during the quarter

•	Book value per share of $18.48; up 1% from 3Q15 and up 7% from 4Q14; tangible book value per share** of $15.39

*	Capital ratios estimated; presented under current U.S. capital regulations.
**	Non-GAAP measure; see Reg. G reconciliation on page 34.

Fifth Third Bancorp (Nasdaq: FITB) today reported full year 2015 net income of $1.7 billion, up 16 percent from net income of $1.5 billion in 2014. After preferred dividends, 2015 net income available to common shareholders was $1.6 billion, or $2.01 per diluted share, up 16 percent compared with 2014 net income available to common shareholders of $1.4 billion, or $1.66 per diluted share.

Fourth quarter 2015 net income was $657 million, an increase of 72 percent from net income of $381 million in the third quarter of 2015 and an increase of 71 percent from net income of $385 million in the fourth quarter of 2014. After preferred dividends, net income available to common shareholders was $634 million, or $0.79 per diluted share, in the fourth quarter 2015, compared with $366 million, or $0.45 per diluted share, in the third quarter 2015, and $362 million, or $0.43 per diluted share, in the fourth quarter of 2014.

Fourth quarter 2015 included: Income

•	$331 million gain on the sale of Vantiv shares

•	$89 million gain on Vantiv warrant actions taken during the quarter

•	$49 million payment received from Vantiv to terminate a portion of its tax receivable agreement

•	$21 million positive valuation adjustment on the remaining Vantiv warrant

•	($10 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($2 million) in severance expense

•	($10 million) contribution to Fifth Third Foundation

Results also included a $31 million annual payment recognized from Vantiv pursuant to the tax receivable agreement recorded in other noninterest income.

Third quarter 2015 included:

Income

•	$130 million positive valuation adjustment on the Vantiv warrant

•	($8 million) charge related to the valuation of the Visa total return swap

Expenses

•	($9 million) charge associated with executive retirement and severance costs

Results also included $35 million of provision expense related to the restructuring of a student loan backed commercial credit originally extended in 2007.

Fourth quarter 2014 included:

Income

•	$56 million positive valuation adjustment on the Vantiv warrant

•	($19 million) charge related to the valuation of the Visa total return swap

Expenses

•	($6 million) in severance expense

Results also included a $23 million annual payment recognized from Vantiv pursuant to the tax receivable agreement recorded in other noninterest income and $23 million of provision expense related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale.

Earnings Highlights

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$657	$381	$315	$361	$385	72%	71%
Net income available to common shareholders	$634	$366	$292	$346	$362	73%	75%
Common Share Data
Earnings per share, basic	$0.80	$0.46	$0.36	$0.42	$0.44	74%	82%
Earnings per share, diluted	0.79	0.45	0.36	0.42	0.43	76%	84%
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13	—	—
Financial Ratios
Return on average assets	1.83%	1.07%	0.90%	1.06%	1.13%	71%	62%
Return on average common equity	17.2	10.0	8.1	9.7	10.0	72%	72%
Return on average tangible common equity(b)	20.6	12.0	9.7	11.7	12.1	72%	70%
CET1 capital(c)	9.83	9.40	9.42	9.52	N/A	5%	N/A
Tier I risk-based capital(c)	10.93	10.49	10.51	10.62	10.83	4%	N/A
Tier I common equity(b)	N/A	N/A	N/A	N/A	9.65	N/A	N/A
CET1 capital (fully-phased in)(b)(c)	9.73	9.30	9.31	9.41	N/A	5%	N/A
Net interest margin(a)	2.85	2.89	2.90	2.86	2.96	(1%)	(4%)
Efficiency(a)	48.0	58.2	65.4	62.3	59.6	(18%)	(19%)
Common shares outstanding (in thousands)	785,080	795,439	810,054	815,190	824,047	(1%)	(5%)
Average common shares outstanding (in thousands):
Basic	784,855	795,793	803,965	810,210	819,057	(1%)	(4%)
Diluted	794,481	805,023	812,843	818,672	827,831	(1%)	(4%)

(a)	Presented on a fully taxable equivalent basis.
(b)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios beginning January 1, 2015. Current period regulatory capital ratios are estimated.

NA: Not applicable.

“Core fourth quarter results were in line with our expectations,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp. “Our fee businesses produced stable results despite lower levels of capital markets activity, and our expenses were up less than one percent relative to the third quarter, excluding the contribution we made to our Foundation in support of our communities. We were also pleased with the low charge-off levels at 34 basis points. We view the Fed’s December rate move as a positive first step towards a normalized environment but there is uncertainty around the extent and timing of the future rate decisions.

“Additionally during the quarter, we have taken important steps towards reducing our direct ownership stake in Vantiv in the best interest of our shareholders while reducing a significant amount of volatility associated with our warrant position. Vantiv continues to perform well and we were happy to participate in their success. In this quarter we executed on all three pieces of our financial interests, namely the TRA, warrants, and direct ownership in a well-planned manner to maximize the returns to our shareholders. After these transactions, we continue to hold a significant ownership stake in the company which we believe will result in healthy returns for our shareholders.

“We view 2016 as an important transition year tactically and strategically to position our company to achieve operating leverage in a sustainable manner regardless of the rate environment going forward. In 2015 we took significant steps in that direction and we will continue our efforts in 2016. We are working simultaneously on long-term revenue growth as well as expense efficiencies to achieve our goal. We have taken actions to reduce our run-rate expenses and those savings will partially fund the strategic investments and expenses related to our risk and compliance infrastructure which we expect will peak in 2016. Our strategic decisions will continue to result in the re-allocation of our resources to improve profitability with reduced volatility. We are committed to achieving the industry leading level of operational results that our constituents have historically seen from us when it comes to service, efficiency, growth, and returns.”

Income Statement Highlights

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$904	$906	$892	$852	$888	—	2%
Provision for loan and lease losses	91	156	79	69	99	(42%)	(8%)
Total noninterest income	1,104	713	556	630	653	55%	69%
Total noninterest expense	963	943	947	923	918	2%	5%

Income before income taxes (taxable equivalent)	$954	$520	$422	$490	$524	83%	82%

Taxable equivalent adjustment	5	5	5	5	5	—	—
Applicable income taxes	292	134	108	124	134	NM	NM

Net income	$657	$381	$309	$361	$385	72%	71%
Less: Net income attributable to noncontrolling interests	—	—	(6)	—	—	—	—

Net income attributable to Bancorp	$657	$381	$315	$361	$385	72%	71%
Dividends on preferred stock	23	15	23	15	23	53%	—

Net income available to common shareholders	$634	$366	$292	$346	$362	73%	75%

Earnings per share, diluted	$0.79	$0.45	$0.36	$0.42	$0.43	76%	84%

Net Interest Income

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,035	$1,031	$1,008	$975	$1,016	—	2%
Total interest expense	131	125	116	123	128	5%	2%

Net interest income (taxable equivalent)	$904	$906	$892	$852	$888	—	2%

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.26%	3.29%	3.28%	3.28%	3.38%	(1%)	(4%)
Rate paid on interest-bearing liabilities	0.61%	0.58%	0.56%	0.60%	0.61%	5%	—

Net interest rate spread (taxable equivalent)	2.65%	2.71%	2.72%	2.68%	2.77%	(2%)	(4%)

Net interest margin (taxable equivalent)	2.85%	2.89%	2.90%	2.86%	2.96%	(1%)	(4%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$94,587	$94,329	$92,739	$91,659	$91,581	—	3%
Total securities and other short-term investments	31,256	30,102	30,563	29,038	27,604	4%	13%
Total interest-earning assets	125,843	124,431	123,302	120,697	119,185	1%	6%
Total interest-bearing liabilities	85,415	85,204	83,512	83,339	82,544	—	3%
Bancorp shareholders’ equity	15,982	15,815	15,841	15,820	15,644	1%	2%

Net interest income decreased $2 million to $904 million on a fully taxable equivalent basis from the third quarter, primarily driven by the full quarter impact of $2.4 billion of wholesale debt issuances in the third quarter, the $750 million auto securitization completed in November, and commercial loan yield compression, partially offset by residential mortgage loan growth.

The net interest margin was 2.85 percent, a decrease of 4 bps from the previous quarter, primarily driven by the impact of debt issuances and the auto securitization above, slower prepayments reducing net discount accretion on the investment portfolio, and an increased short-term cash position during the quarter.

Compared with the fourth quarter of 2014, net interest income increased $16 million and the net interest margin decreased 11 bps. The increase in net interest income was driven by the impact of higher investment securities balances, partially offset by a $22 million decline due to the changes to the Bancorp’s deposit advance product that were effective January 1, 2015. The decline in the net interest margin from the prior year was primarily driven by a 7 basis point impact due to the changes to the deposit advance product and loan repricing.

Securities

Average securities and other short-term investments were $31.3 billion in the fourth quarter of 2015 compared with $30.1 billion in the previous quarter and $27.6 billion in the fourth quarter of 2014. Other short-term investments average balances of $2.3 billion increased $454 million sequentially reflecting higher cash balances held at the Federal Reserve.

Loans

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$43,154	$43,149	$42,550	$41,426	$41,277	—	5%
Commercial mortgage loans	7,032	7,023	7,148	7,241	7,480	—	(6%)
Commercial construction loans	3,141	2,965	2,549	2,197	1,909	6%	65%
Commercial leases	3,839	3,846	3,776	3,715	3,600	—	7%

Subtotal—commercial loans and leases	$57,166	$56,983	$56,023	$54,579	$54,266	—	5%

Consumer:
Residential mortgage loans	$13,504	$13,144	$12,831	$12,433	$13,046	3%	4%
Home equity	8,360	8,479	8,654	8,802	8,937	(1%)	(6%)
Automobile loans	11,670	11,877	11,902	11,933	12,073	(2%)	(3%)
Credit card	2,218	2,277	2,296	2,321	2,324	(3%)	(5%)
Other consumer loans and leases	676	613	467	440	395	10%	71%

Subtotal—consumer loans and leases	$36,428	$36,390	$36,150	$35,929	$36,775	—	(1%)

Total average loans and leases (excluding held for sale)	$93,594	$93,373	$92,173	$90,508	$91,041	—	3%
Average loans held for sale	$993	$956	$566	$1,151	$540	4%	84%

Average loan and lease balances (excluding loans held-for-sale) increased $221 million sequentially and increased $2.6 billion, or 3 percent, from the fourth quarter of 2014. The year-over-year increase in average loans and leases was driven by increased commercial and industrial (C&I) and commercial construction balances. Period end loans and leases (excluding loans held-for-sale) of $92.6 billion decreased $992 million, or 1 percent, sequentially and increased $2.5 billion, or 3 percent, from a year ago.

Average commercial portfolio loan and lease balances increased $183 million sequentially and increased $2.9 billion, or 5 percent, from the fourth quarter of 2014. Average C&I loans were flat from the prior quarter and increased $1.9 billion, or 5 percent, from the fourth quarter of 2014. Within commercial real estate, average commercial mortgage balances were flat and average commercial construction balances increased $176 million. Commercial line usage, on an end of period basis, decreased 77 bps from the third quarter of 2015 and 49 bps from the fourth quarter of 2014.

Average consumer portfolio loan and lease balances increased $38 million sequentially and decreased $347 million from the fourth quarter of 2014. Average residential mortgage loans increased 3 percent sequentially and 4 percent from a year ago. Average auto loans decreased 2 sequentially and 3 percent from the previous year. Average home equity loans declined 1 percent sequentially and 6 percent from the fourth quarter of 2014. Average credit card loans decreased 3 percent sequentially and 5 percent from the fourth quarter of 2014.

Period end loans held-for-sale balances of $903 million decreased $91 million sequentially. Period end loans held-for-sale balances decreased $358 million compared with the prior year due to the impact of the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale in the fourth quarter of 2014.

Deposits

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$36,254	$35,231	$35,384	$33,760	$33,301	3%	9%
Interest checking	25,296	25,590	26,894	26,885	25,478	(1%)	(1%)
Savings	14,615	14,868	15,156	15,174	15,173	(2%)	(4%)
Money market	18,775	18,253	18,071	17,492	17,023	3%	10%
Foreign office(a)	736	718	955	861	1,439	3%	(49%)

Subtotal—Transaction deposits	$95,676	$94,660	$96,460	$94,172	$92,414	1%	4%
Other time	4,052	4,057	4,074	4,022	3,936	—	3%

Subtotal—Core deposits	$99,728	$98,717	$100,534	$98,194	$96,350	1%	4%
Certificates—$100,000 and over	3,305	2,924	2,558	2,683	2,998	13%	10%
Other	7	222	—	—	—	(97%)	100%

Total average deposits	$103,040	$101,863	$103,092	$100,877	$99,348	1%	4%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $1.0 billion, or 1 percent, sequentially and increased $3.4 billion, or 4 percent, from the fourth quarter of 2014. Average transaction deposits increased $1.0 billion, or 1 percent, from the third quarter of 2015 and increased $3.3 billion, or 4 percent from the fourth quarter of 2014. Sequential performance was primarily driven by higher demand deposit and money market account balances, partially offset by lower interest checking and savings account balances. Year-over-year growth reflected higher demand and money market account balances, partially offset by lower savings, foreign office, and interest checking account balances. Other time deposits were flat sequentially and increased 3 percent compared with the fourth quarter of 2014.

Average commercial transaction deposits increased 2 percent sequentially and increased 5 percent from the previous year. Sequential performance was primarily driven by seasonally higher demand deposit and money market account balances, partially offset by lower interest checking account balances. Year-over-year growth reflected higher demand deposit and money market account balances, partially offset by lower foreign office and interest checking account balances.

Average consumer transaction deposits were flat sequentially and increased 2 percent from the fourth quarter of 2014. The sequential performance reflected higher interest checking account balances, partially offset by lower savings account balances. Year-over-year growth was driven by increased money market account, interest checking, and demand deposit account balances, partially offset by lower savings account balances.

Wholesale Funding

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$3,305	$2,924	$2,558	$2,683	$2,998	13%	10%
Other deposits	7	222	—	—	—	(97%)	100%
Federal funds purchased	1,182	1,978	326	172	161	(40%)	NM
Other short-term borrowings	1,675	1,897	1,705	1,602	1,481	(12%)	13%
Long-term debt	15,772	14,697	13,773	14,448	14,855	7%	6%

Total average wholesale funding	$21,941	$21,718	$18,362	$18,905	$19,495	1%	13%

Average wholesale funding of $21.9 billion increased $223 million, or 1 percent, sequentially, and increased $2.4 billion, or 13 percent, compared with the fourth quarter of 2014. The sequential increase was primarily driven by the full quarter’s impact of the issuance of $1.1 billion of 5-year holding company debt and $1.3 billion of 3-year bank-level debt in the third quarter of 2015, a $750 million auto securitization completed in November, and an increase in certificates $100,000 and over. The year-over-year increase in average wholesale funding reflected an increase in federal funds purchased, an increase in long-term debt due to issuances in 2015, as well as an increase in certificates $100,000 and over.

Noninterest Income

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$144	$145	$139	$135	$142	(1%)	1%
Corporate banking revenue	104	104	113	63	120	—	(13%)
Mortgage banking net revenue	74	71	117	86	61	4%	21%
Investment advisory revenue	102	103	105	108	100	(1%)	2%
Card and processing revenue	77	77	77	71	76	—	1%
Other noninterest income	602	213	1	163	150	NM	NM
Securities gains, net	1	—	4	4	4	—	(75%)

Total noninterest income	$1,104	$713	$556	$630	$653	55%	69%

Noninterest income of $1.1 billion increased $391 million sequentially and increased $451 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

	For the Three Months Ended			% Change
	December 2015	September 2015	December 2014	Seq	Yr/Yr
Noninterest Income excluding certain items ($ in millions)
Noninterest income (U.S. GAAP)	$1,104	$713	$653
Gain on sale of Vantiv shares	(331)	—	—
Gain on Vantiv warrant actions	(89)	—	—
Vantiv TRA settlement payment	(49)	—	—
Vantiv warrant valuation	(21)	(130)	(56)
Valuation of Visa total return swap	10	8	19
Securities (gains) / losses	(1)	—	(4)

Noninterest income excluding certain items	$623	$591	$612	5%	2%

Excluding the items in the table above, noninterest income of $623 million increased $32 million, or 5 percent, from the previous quarter and increased $11 million, or 2 percent, from the fourth quarter of 2014. The sequential growth was primarily due to an annual payment from Vantiv pursuant to the tax receivable agreement of $31 million recognized in the fourth quarter of 2015. Year-over-year growth was driven by growth in mortgage banking revenue and the annual payment from Vantiv pursuant to the tax receivable agreement recognized in both quarters, partially offset by a decrease in corporate banking revenue.

Service charges on deposits of $144 million decreased 1 percent from the third quarter of 2015 and increased 1 percent compared with the same quarter last year. The sequential decrease was due to a 3 percent decrease in retail service charges. The increase from the fourth quarter of 2014 was due to a 3 percent increase in commercial service charges.

Corporate banking revenue of $104 million was flat compared to the third quarter of 2015 and decreased $16 million from the fourth quarter of 2014. The sequential comparison reflects higher lease remarketing fees, partially offset by a decrease in institutional sales revenue. The year-over-year decrease was driven by lower loan syndications revenue, foreign exchange fees, and business lending fees, partially offset by higher lease remarketing and institutional sales revenue.

Mortgage banking net revenue was $74 million in the fourth quarter of 2015, up $3 million from the third quarter of 2015 and up $13 million from the fourth quarter of 2014. Fourth quarter 2015 originations were $1.8 billion, compared with $2.3 billion in the previous quarter and $1.7 billion in the fourth quarter of 2014. Fourth quarter 2015 originations resulted in gains of $37 million on mortgages sold, compared with gains of $46 million during the previous quarter and $36 million during the fourth quarter of 2014. Mortgage servicing fees were $53 million this quarter, $54 million in the third quarter of 2015, and $60 million in the fourth quarter of 2014. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $16 million in the fourth quarter of 2015 (reflecting MSR amortization of $29 million and MSR valuation adjustments of positive $13 million); negative $29 million in the third quarter of 2015 (MSR amortization of $37 million and MSR valuation adjustments of positive $8 million); and negative $34 million in the fourth quarter of 2014 (MSR amortization of $32 million and MSR valuation adjustments of negative $2 million). The mortgage servicing asset, net of the valuation reserve, was $785 million at quarter end on a servicing portfolio of $59 billion.

Investment advisory revenue of $102 million decreased 1 percent from the third quarter of 2015 and increased 2 percent year-over-year. The increase from the prior year was primarily driven by an increase in private client services revenue.

Card and processing revenue of $77 million in the fourth quarter of 2015 was flat sequentially and increased 1 percent from the fourth quarter of 2014.

Other noninterest income totaled $602 million in the fourth quarter of 2015, compared with $213 million in the previous quarter and $150 million in the fourth quarter of 2014. As previously described, the results included the adjustments in the table above with the exception of securities gains in all comparable periods. Excluding these items, other noninterest income of $122 million increased approximately $31 million, or 34 percent, from the third quarter of 2015 and increased approximately $9 million, or 8 percent, from the fourth quarter of 2014. The sequential and year-over-year increases were primarily due to payments from Vantiv pursuant to the tax receivable agreement of $31 million recognized in the fourth quarter of 2015 and $23 million recognized in the fourth quarter of 2014.

Net gains on investment securities were $1 million in the fourth quarter of 2015, compared with an immaterial gain in the previous quarter and $4 million in the fourth quarter of 2014.

Noninterest Expense

	For the Three Months Ended					% Change
	December 2015	September 2015	June 2015	March 2015	December 2014	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$386	$387	$383	$369	$366	—	5%
Employee benefits	74	72	78	99	79	3%	(6%)
Net occupancy expense	83	77	83	79	77	8%	8%
Technology and communications	59	56	54	55	54	5%	9%
Equipment expense	32	31	31	31	30	3%	7%
Card and processing expense	40	40	38	36	36	—	11%
Other noninterest expense	289	280	280	254	276	3%	5%

Total noninterest expense	$963	$943	$947	$923	$918	2%	5%

Noninterest expense of $963 million increased 2 percent compared with the third quarter of 2015 and increased 5 percent compared with the fourth quarter of 2014. The sequential increase was primarily due to a $10 million contribution to the Fifth Third Foundation and higher net occupancy expense. The year-over-year increase reflected a $10 million contribution to Fifth Third Foundation, higher compensation expense, net occupancy expense, and technology and communications expense, partially offset by lower employee benefits expense.

Credit Quality

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Total net losses charged-off ($ in millions)
Commercial and industrial loans	($30)	($128)	($34)	($38)	($44)
Commercial mortgage loans	(3)	(11)	(11)	(1)	(10)
Commercial construction loans	—	(3)	—	—	—
Commercial leases	(1)	—	—	—	(1)
Residential mortgage loans	(3)	(3)	(5)	(6)	(94)
Home equity	(9)	(9)	(9)	(14)	(11)
Automobile loans	(9)	(7)	(4)	(8)	(7)
Credit card	(19)	(21)	(21)	(21)	(20)
Other consumer loans and leases	(6)	(6)	(2)	(3)	(4)

Total net losses charged-off	$(80)	$(188)	$(86)	$(91)	$(191)
Total losses charged-off	$(105)	$(209)	$(112)	$(115)	$(215)
Total recoveries of losses previously charged-off	25	21	26	24	24

Total net losses charged-off	$(80)	$(188)	$(86)	$(91)	$(191)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.34%	0.80%	0.37%	0.41%	0.83%
Commercial	0.24%	0.99%	0.32%	0.29%	0.40%
Consumer	0.49%	0.51%	0.46%	0.59%	1.47%

Net charge-offs were $80 million, or 34 bps of average loans and leases on an annualized basis, in the fourth quarter of 2015 compared with net charge-offs of $188 million, or 80 bps, in the third quarter of 2015 and $191 million, or 83 bps, in the fourth quarter of 2014. Third quarter 2015 net charge-offs included $102 million related to the restructuring of a student loan backed commercial credit. Excluding this credit in the third quarter of 2015 net charge-offs were down $6 million sequentially. Fourth quarter 2014 net charge-offs included $87 million (38 bps) related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale.

Commercial net charge-offs were $34 million, or 24 bps, and were down $108 million sequentially. C&I net charge-offs of $30 million decreased $98 million from the previous quarter primarily due to the student loan backed credit mentioned above, and commercial real estate net charge-offs decreased $11 million from the previous quarter.

Consumer net charge-offs were $46 million, or 49 bps, and flat sequentially. Net charge-offs on residential mortgage loans in the portfolio were $3 million, flat compared with the previous quarter. Home equity net charge-offs were $9 million, in line with the third quarter of 2015, and net charge-offs in the auto portfolio of $9 million were up $2 million compared with the prior quarter. Net charge-offs on credit card loans were $19 million, down $2 million from the third quarter of 2015. Net charge-offs on other consumer loans were $6 million, consistent with the previous quarter.

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,261	$1,293	$1,300	$1,322	$1,414
Total net losses charged-off	(80)	(188)	(86)	(91)	(191)
Provision for loan and lease losses	91	156	79	69	99

Allowance for loan and lease losses, ending	$1,272	$1,261	$1,293	$1,300	$1,322
Reserve for unfunded commitments, beginning	$134	$132	$130	$135	$134
Provision (benefit) for unfunded commitments	4	2	2	(4)	1
Charge-offs	—	—	—	(1)	—

Reserve for unfunded commitments, ending	$138	$134	$132	$130	$135
Components of allowance for credit losses:
Allowance for loan and lease losses	$1,272	$1,261	$1,293	$1,300	$1,322
Reserve for unfunded commitments	138	134	132	130	135

Total allowance for credit losses	$1,410	$1,395	$1,425	$1,430	$1,457
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.37%	1.35%	1.39%	1.42%	1.47%
As a percent of nonperforming loans and leases(a)	252%	275%	272%	247%	228%
As a percent of nonperforming assets(a)	197%	208%	206%	188%	178%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $91 million in the fourth quarter of 2015. The allowance represented 1.37 percent of total portfolio loans and leases outstanding as of quarter end, compared with 1.35 percent last quarter, and represented 252 percent of nonperforming loans and leases, and 197 percent of nonperforming assets.

The provision decreased $65 million from the third quarter of 2015 and decreased $8 million from the fourth quarter of 2014. Provision in the prior quarter included a $35 million impact related to the aforementioned student loan backed commercial credit. The allowance for loan and lease losses increased $11 million sequentially.

	As of
	December 2015	September 2015	June 2015	March 2015	December 2014
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$82	$47	$61	$61	$86
Commercial mortgage loans	56	60	49	57	64
Commercial construction loans	—	—	—	—	—
Commercial leases	—	2	2	2	3
Residential mortgage loans	28	31	35	40	44
Home equity	62	65	70	71	72

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$228	$205	$217	$231	$269
Restructured loans—commercial (nonaccrual)(c)	203	177	175	205	214
Restructured loans—consumer (nonaccrual)	75	76	83	90	96

Total nonaccrual portfolio loans and leases	$506	$458	$475	$526	$579
Repossessed personal property	18	17	16	20	18
OREO(a)	123	131	135	145	147

Total nonperforming assets(b)	$647	$606	$626	$691	$744
Nonaccrual loans held for sale	1	1	1	2	24
Restructured loans—(nonaccrual) held for sale	11	1	—	—	15

Total nonperforming assets including loans held for sale	$659	$608	$627	$693	$783

Restructured portfolio consumer loans and leases (accrual)	$979	$973	$970	$943	$905
Restructured portfolio commercial loans and leases (accrual)(c)	$491	$571	$769	$774	$844
Total loans and leases 90 days past due	$75	$70	$70	$78	$87
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(b)	0.55%	0.49%	0.51%	0.57%	0.64%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(b)	0.70%	0.65%	0.67%	0.76%	0.82%

(a)	Excludes OREO related to government insured loans. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria were reclassified to other receivables rather than OREO upon foreclosure.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $20 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of December 31, 2015. Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014.

Total nonperforming assets, including loans held-for-sale, increased $51 million, or 8 percent, from the previous quarter to $659 million. Nonperforming loans (NPLs) at quarter-end increased $48 million, or 10 percent, from the previous quarter to $506 million or 0.55 percent of total loans, leases and OREO.

Commercial NPAs increased $49 million, or 13 percent, from the third quarter to $419 million, or 0.75 percent of commercial loans, leases and OREO. Commercial NPLs increased $55 million from last quarter to $341 million, or 0.61 percent of commercial loans and leases. C&I NPAs increased $89 million from the prior quarter to $272 million. Commercial mortgage NPAs decreased $27 million from the previous quarter to $138 million. Commercial construction NPAs decreased $11 million from the previous quarter to $8 million. Commercial lease NPAs were $1 million, down $2 million from the previous quarter. Commercial NPAs included $203 million of nonaccrual troubled debt restructurings (TDRs), compared with $177 million last quarter.

Consumer NPAs decreased $8 million from the third quarter to $228 million, or 0.62 percent of consumer loans, leases and OREO. Consumer NPLs decreased $7 million from last quarter to $165 million, or 0.45 percent of consumer loans and leases. Residential mortgage NPAs decreased $5 million from the second quarter to $86 million. Home equity NPAs decreased $5 million, sequentially, to $98 million. Consumer nonaccrual TDRs were $75 million in the fourth quarter of 2015, compared with $76 million in the third quarter of 2015.

Fourth quarter OREO balances included in NPA balances were down $8 million from the third quarter to $123 million, and included $69 million in commercial OREO and $54 million in consumer OREO. Repossessed personal property increased $1 million from the prior quarter to $18 million.

Loans over 90 days past due and still accruing increased $5 million from the third quarter of 2015 to $75 million. Commercial balances over 90 days past due were $7 million compared with $5 million in the prior quarter, and consumer balances 90 days past due increased $3 million from the previous quarter to $68 million. Loans 30-89 days past due of $245 million were up $31 million from the previous quarter. Commercial balances 30-89 days past due increased $10 million sequentially to $35 million and consumer balances 30-89 days past due were up $21 million from the third quarter at $210 million. The above delinquency figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.25%	11.24%	11.32%	11.49%	11.54%
Tangible equity(a)	9.55%	9.28%	9.28%	9.37%	9.41%
Tangible common equity (excluding unrealized gains/losses)(a)	8.59%	8.32%	8.33%	8.40%	8.43%
Tangible common equity (including unrealized gains/losses)(a)	8.71%	8.65%	8.51%	8.77%	8.71%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)	9.80%(b)	9.37%(b)	9.39%(b)	9.49%(b)	9.70%(d)

	Basel III Transitional(c)				Basel I(d)
Regulatory capital ratios:
CET1 capital	9.83%(b)	9.40%(b)	9.42%(b)	9.52%(b)	N/A
Tier I risk-based capital	10.93%(b)	10.49%(b)	10.51%(b)	10.62%(b)	10.83%
Total risk-based capital	14.13%(b)	13.68%(b)	13.69%(b)	14.01%(b)	14.33%
Tier I leverage	9.54%	9.38%	9.44%	9.59%	9.66%
Tier I common equity	N/A	N/A	N/A	N/A	9.65%(a)
CET1 capital (fully phased-in)	9.73%(a)(b)	9.30%(a)(b)	9.31%(a)(b)	9.41%(a)(b)	N/A
Book value per share	$18.48	$18.22	$17.62	$17.83	$17.35
Tangible book value per share(a)	$15.39	$15.18	$14.62	$14.85	$14.40

(a)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(c)	Current period regulatory capital ratios are estimated.
(d)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which was in effect prior to January 1, 2015.

Capital ratios were strong during the quarter. The common equity Tier 1 ratio was 9.83 percent, the tangible common equity to tangible assets ratio* was 8.59 percent (excluding unrealized gains/losses), and 8.71 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.93 percent, the total risk-based capital ratio was 14.13 percent, and the Leverage ratio was 9.54 percent.

*	Non-GAAP measure; see Reg. G reconciliation on page 34.

Book value per share at December 31, 2015 was $18.48 and tangible book value per share* was $15.39, compared with the September 30, 2015 book value per share of $18.22 and tangible book value per share* of $15.18.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On October 23, 2015, Fifth Third settled the forward contract related to the September 9, 2015 $150 million share repurchase agreement. An additional 1.45 million shares were repurchased in connection with the completion of this agreement.

•	On December 14, 2015, Fifth Third entered into a share repurchase agreement whereby Fifth Third would purchase approximately $215 million of its outstanding stock, which reduced the fourth quarter share count by 9.25 million shares.

•	On January 14, 2016, Fifth Third settled the forward contract related to the December 14, 2015 $215 million share repurchase agreement. An additional 1.78 million shares were repurchased in connection with the completion of this agreement.

In total, common shares outstanding decreased by approximately 10 million shares in the fourth quarter of 2015 from the third quarter of 2015.

Tax Rate

The effective tax rate was 30.7 percent in the fourth quarter of 2015 compared with 26.0 percent in the third quarter of 2015 and 25.9 percent in the fourth quarter of 2014. The sequential and year-over-year increase was primarily driven by the impact of Vantiv-related transactions during the quarter.

Other

On October 23, 2015, Fifth Third Bancorp entered into an agreement with Vantiv, Inc. (NYSE: VNTV) under which a portion of its Tax Receivable Agreement (“TRA”) with Vantiv was terminated and settled in full for consideration of a cash payment in the amount of $48.9 million from Vantiv. Under the agreement, Fifth Third Bancorp sold certain TRA cash flows it expected to receive from 2017 to 2030, totaling an estimated $140 million. This sale did not impact the TRA payment recognized in the fourth quarter of 2015 and does not impact the TRA payment expected to be recognized in the fourth quarter of 2016. For more detail see the 8-K dated October 28, 2015.

On December 2, 2015, Vantiv, Inc. conducted a secondary offering of 13.4 million shares of its Class A Common Stock on behalf of Fifth Third. The offering was the culmination of a three-step process that included 1) the partial cancellation of the warrant held by Fifth Third to purchase additional ownership in Vantiv Holding, LLC for a $200 million cash payment; 2) the net exercise of a portion of the remaining warrant for 5.4 million Class C units; and 3) the exchange of these 5.4 million Class C units and 8 million Class B units for the 13.4 million shares of Vantiv, Inc. Class A Common Stock included in the secondary offering. During the fourth quarter, Fifth Third recognized a pre-tax gain of $420 million related to the ownership interests included in these transactions. For more detail see the press release dated December 3, 2015.

*	Non-GAAP measure; see Reg. G reconciliation on page 34.

Fifth Third Bank owns approximately 35 million units representing an 18.3 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $47.42 on December 31, 2015, our interest in Vantiv was valued at approximately $1.7 billion. Next month in our 10-K, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $422 million as of September 30, 2015. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a remaining warrant to purchase approximately 7.8 million additional shares in Vantiv which is carried as a derivative asset at a fair value of $262 million as of December 31, 2015.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, February 4, 2016 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 96623560#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2015, the Company had $141 billion in assets and operates 1,254 full-service Banking Centers, including 95 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,593 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has an 18.3% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2015, had $297 billion in assets under care, of which it managed $26 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and the economy weaken and become less favorable than expected, particularly in the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses; (22) difficulties in separating the operations of any branches or other assets divested; (23) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (24) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (25) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for December 31, 2015

Table of Contents

Financial Highlights	20-21
Consolidated Statements of Income	22
Consolidated Statements of Income (Taxable Equivalent)	23
Consolidated Balance Sheets	24-25
Consolidated Statements of Changes in Equity	26
Average Balance Sheet and Yield Analysis	27-29
Summary of Loans and Leases	30
Regulatory Capital	31
Summary of Credit Loss Experience	32
Asset Quality	33
Regulation G Non-GAAP Reconciliation	34
Segment Presentation	35

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2015	September 2015	December 2014	Seq	Yr/Yr	December 2015	December 2014	Yr/Yr
Income Statement Data
Net interest income(a)	$904	$906	$888	—	2%	$3,554	$3,600	(1%)
Noninterest income	1,104	713	653	55%	69%	3,003	2,473	21%
Total revenue(a)	2,008	1,619	1,541	24%	30%	6,557	6,073	8%
Provision for loan and lease losses	91	156	99	(42%)	(8%)	396	315	26%
Noninterest expense	963	943	918	2%	5%	3,775	3,709	2%
Net income attributable to Bancorp	657	381	385	72%	71%	1,712	1,481	16%
Net income available to common shareholders	634	366	362	73%	75%	1,637	1,414	16%
Common Share Data
Earnings per share, basic	$0.80	$0.46	$0.44	74%	82%	$2.03	$1.68	21%
Earnings per share, diluted	0.79	0.45	0.43	76%	84%	2.01	1.66	21%
Cash dividends per common share	0.13	0.13	0.13	—	—	0.52	0.51	2%
Book value per share	18.48	18.22	17.35	1%	7%	18.48	17.35	7%
Market price per share	20.10	18.91	20.38	6%	(1%)	20.10	20.38	(1%)
Common shares outstanding (in thousands)	785,080	795,439	824,047	(1%)	(5%)	785,080	824,047	(5%)
Average common shares outstanding (in thousands):
Basic	784,855	795,793	819,057	(1%)	(4%)	798,628	833,116	(4%)
Diluted	794,481	805,023	827,831	(1%)	(4%)	807,659	842,967	(4%)
Market capitalization	$15,780	$15,042	$16,790	5%	(6%)	$15,780	$16,790	(6%)
Financial Ratios
Return on average assets	1.83%	1.07%	1.13%	71%	62%	1.22%	1.12%	9%
Return on average common equity	17.2%	10.0%	10.0%	72%	72%	11.3%	10.0%	13%
Return on average tangible common equity(b)(d)	20.6%	12.0%	12.1%	72%	70%	13.5%	12.2%	11%
Noninterest income as a percent of total revenue	55%	44%	42%	25%	31%	46%	41%	12%
Dividend payout ratio	16.3%	28.3%	29.5%	(42%)	(45%)	25.6%	30.3%	(16%)
Average total Bancorp shareholders’ equity as a percent of average assets	11.25%	11.24%	11.54%	—	(3%)	11.32%	11.59%	(2%)
Tangible common equity(c)(d)	8.59%	8.32%	8.43%	3%	2%	8.59%	8.43%	2%
Net interest margin(a)	2.85%	2.89%	2.96%	(1%)	(4%)	2.88%	3.10%	(7%)
Efficiency(a)	48.0%	58.2%	59.6%	(18%)	(19%)	57.6%	61.1%	(6%)
Effective tax rate	30.7%	26.0%	25.9%	18%	19%	27.8%	26.9%	3%
Credit Quality
Net losses charged-off	$80	$188	$191	(57%)	(58%)	$446	$575	(22%)
Net losses charged-off as a percent of average portfolio loans and leases	0.34%	0.80%	0.83%	(58%)	(59%)	0.48%	0.64%	(25%)
ALLL as a percent of portfolio loans and leases	1.37%	1.35%	1.47%	1%	(7%)	1.37%	1.47%	(7%)
Allowance for credit losses as a percent of portfolio loans and leases	1.52%	1.49%	1.62%	2%	(6%)	1.52%	1.62%	(6%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.70%	0.65%	0.82%	8%	(15%)	0.70%	0.82%	(15%)
Average Balances
Loans and leases, including held for sale	$94,587	$94,329	$91,581	—	3%	$93,339	$91,127	2%
Total securities and other short-term investments	31,256	30,102	27,604	4%	13%	30,245	24,866	22%
Total assets	142,007	140,739	135,580	1%	5%	140,111	131,943	6%
Transaction deposits(f)	95,676	94,660	92,414	1%	4%	95,244	89,715	6%
Core deposits(g)	99,728	98,717	96,350	1%	4%	99,295	93,477	6%
Wholesale funding(h)	21,941	21,718	19,495	1%	13%	20,243	19,188	5%
Bancorp shareholders’ equity	15,982	15,815	15,644	1%	2%	15,865	15,290	4%

Regulatory Capital Ratios(i)	Basel III Transitional		Basel I(k)			Basel III Transitional	Basel I(k)
CET1 capital(j)	9.83%	9.40%	N/A	5%	N/A	9.83%	N/A	N/A
Tier I risk-based capital	10.93%	10.49%	10.83%	4%	N/A	10.93%	10.83%	N/A
Total risk-based capital	14.13%	13.68%	14.33%	3%	N/A	14.13%	14.33%	N/A
Tier I leverage	9.54%	9.38%	9.66%	2%	N/A	9.54%	9.66%	N/A
Tier I common equity(d)	N/A	N/A	9.65%	N/A	N/A	N/A	9.65%	N/A
CET1 capital (fully phased-in)(j)	9.73%	9.30%	N/A	5%	N/A	9.73%	N/A	N/A
Operations
Banking centers	1,254	1,295	1,302	(3%)	(4%)	1,254	1,302	(4%)
ATMs	2,593	2,650	2,638	(2%)	(2%)	2,593	2,638	(2%)
Full-time equivalent employees	18,261	18,311	18,351	—	—	18,261	18,351	—

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	These ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 34.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Income Statement Data
Net interest income(a)	$904	$906	$892	$852	$888
Noninterest income	1,104	713	556	630	653
Total revenue(a)	2,008	1,619	1,448	1,482	1,541
Provision for loan and lease losses	91	156	79	69	99
Noninterest expense	963	943	947	923	918
Net income attributable to Bancorp	657	381	315	361	385
Net income available to common shareholders	634	366	292	346	362
Common Share Data
Earnings per share, basic	$0.80	$0.46	$0.36	$0.42	$0.44
Earnings per share, diluted	0.79	0.45	0.36	0.42	0.43
Cash dividends per common share	0.13	0.13	0.13	0.13	0.13
Book value per share	18.48	18.22	17.62	17.83	17.35
Market price per share	20.10	18.91	20.82	18.85	20.38
Common shares outstanding (in thousands)	785,080	795,439	810,054	815,190	824,047
Average common shares outstanding (in thousands):
Basic	784,855	795,793	803,965	810,210	819,057
Diluted	794,481	805,023	812,843	818,672	827,831
Market capitalization	$15,780	$15,042	$16,865	$15,366	$16,790
Financial Ratios
Return on average assets	1.83%	1.07%	0.90%	1.06%	1.13%
Return on average common equity	17.2%	10.0%	8.1%	9.7%	10.0%
Return on average tangible common equity(b)(d)	20.6%	12.0%	9.7%	11.7%	12.1%
Noninterest income as a percent of total revenue	55%	44%	38%	43%	42%
Dividend payout ratio	16.3%	28.3%	36.1%	31.0%	29.5%
Average total Bancorp shareholders’ equity as a percent of average assets	11.25%	11.24%	11.32%	11.49%	11.54%
Tangible common equity(c)(d)	8.59%	8.32%	8.33%	8.40%	8.43%
Net interest margin(a)	2.85%	2.89%	2.90%	2.86%	2.96%
Efficiency(a)	48.0%	58.2%	65.4%	62.3%	59.6%
Effective tax rate	30.7%	26.0%	26.1%	25.6%	25.9%
Credit Quality
Net losses charged-off	$80	$188	$86	$91	$191
Net losses charged-off as a percent of average portfolio loans and leases	0.34%	0.80%	0.37%	0.41%	0.83%
ALLL as a percent of portfolio loans and leases	1.37%	1.35%	1.39%	1.42%	1.47%
Allowance for credit losses as a percent of portfolio loans and leases	1.52%	1.49%	1.54%	1.57%	1.62%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(e)	0.70%	0.65%	0.67%	0.76%	0.82%
Average Balances
Loans and leases, including held for sale	$94,587	$94,329	$92,739	$91,659	$91,581
Total securities and other short-term investments	31,256	30,102	30,563	29,038	27,604
Total assets	142,007	140,739	139,992	137,651	135,580
Transaction deposits(f)	95,676	94,660	96,460	94,172	92,414
Core deposits(g)	99,728	98,717	100,534	98,194	96,350
Wholesale funding(h)	21,941	21,718	18,362	18,905	19,495
Bancorp shareholders’ equity	15,982	15,815	15,841	15,820	15,644

Regulatory Capital Ratios(i)	Basel III Transitional				Basel I(k)
CET1 capital(j)	9.83%	9.40%	9.42%	9.52%	N/A
Tier I risk-based capital	10.93%	10.49%	10.51%	10.62%	10.83%
Total risk-based capital	14.13%	13.68%	13.69%	14.01%	14.33%
Tier I leverage	9.54%	9.38%	9.44%	9.59%	9.66%
Tier I common equity(d)	N/A	N/A	N/A	N/A	9.65%
CET1 capital (fully phased-in)(j)	9.73%	9.30%	9.31%	9.41%	N/A
Operations
Banking centers	1,254	1,295	1,299	1,303	1,302
ATMs	2,593	2,650	2,630	2,637	2,638
Full-time equivalent employees	18,261	18,311	18,527	18,471	18,351

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI).
(d)	The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 34.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(k)	These capital ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2015	September 2015	December 2014	Seq	Yr/Yr	December 2015	December 2014	Yr/Yr
Interest Income
Interest and fees on loans and leases	$797	$795	$823	—	(3%)	$3,151	$3,298	(4%)
Interest on securities	231	230	185	—	25%	869	724	20%
Interest on other short-term investments	2	1	3	100%	(33%)	8	8	—

Total interest income	1,030	1,026	1,011	—	2%	4,028	4,030	—
Interest Expense
Interest on deposits	46	44	54	5%	(15%)	186	202	(8%)
Interest on federal funds purchased	—	—	—	—	—	1	—	100%
Interest on other short-term borrowings	1	1	—	—	100%	2	2	—
Interest on long-term debt	84	80	74	5%	14%	306	247	24%

Total interest expense	131	125	128	5%	2%	495	451	10%

Net Interest Income	899	901	883	—	2%	3,533	3,579	(1%)
Provision for loan and lease losses	91	156	99	(42%)	(8%)	396	315	26%

Net Interest Income After Provision for Loan and Lease Losses	808	745	784	8%	3%	3,137	3,264	(4%)
Noninterest Income
Service charges on deposits	144	145	142	(1%)	1%	563	560	1%
Corporate banking revenue	104	104	120	—	(13%)	384	430	(11%)
Mortgage banking net revenue	74	71	61	4%	21%	348	310	12%
Investment advisory revenue	102	103	100	(1%)	2%	418	407	3%
Card and processing revenue	77	77	76	—	1%	302	295	2%
Other noninterest income	602	213	150	NM	NM	979	450	NM
Securities gains, net	1	—	4	—	(75%)	9	21	(57%)

Total noninterest income	1,104	713	653	55%	69%	3,003	2,473	21%
Noninterest Expense
Salaries, wages and incentives	386	387	366	—	5%	1,525	1,449	5%
Employee benefits	74	72	79	3%	(6%)	323	334	(3%)
Net occupancy expense	83	77	77	8%	8%	321	313	3%
Technology and communications	59	56	54	5%	9%	224	212	6%
Equipment expense	32	31	30	3%	7%	124	121	2%
Card and processing expense	40	40	36	—	11%	153	141	9%
Other noninterest expense	289	280	276	3%	5%	1,105	1,139	(3%)

Total noninterest expense	963	943	918	2%	5%	3,775	3,709	2%

Income Before Income Taxes	949	515	519	84%	83%	2,365	2,028	17%
Applicable income tax expense	292	134	134	NM	NM	659	545	21%

Net Income	657	381	385	72%	71%	1,706	1,483	15%
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	(6)	2	NM

Net Income Attributable to Bancorp	657	381	385	72%	71%	1,712	1,481	16%
Dividends on preferred stock	23	15	23	53%	—	75	67	12%

Net Income Available to Common Shareholders	$634	$366	$362	73%	75%	$1,637	$1,414	16%

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Interest Income
Interest and fees on loans and leases	$797	$795	$782	$778	$823
Interest on securities	231	230	219	188	185
Interest on other short-term investments	2	1	2	4	3

Total interest income	1,030	1,026	1,003	970	1,011
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,035	1,031	1,008	975	1,016
Interest Expense
Interest on deposits	46	44	46	50	54
Interest on other short-term borrowings	1	1	1	—	—
Interest on long-term debt	84	80	69	73	74

Total interest expense	131	125	116	123	128

Net Interest Income (Taxable Equivalent)	904	906	892	852	888
Provision for loan and lease losses	91	156	79	69	99

Net Interest Income (Taxable Equivalent) After Provision for Provision for Loan and Lease Losses	813	750	813	783	789
Noninterest Income
Service charges on deposits	144	145	139	135	142
Corporate banking revenue	104	104	113	63	120
Mortgage banking net revenue	74	71	117	86	61
Investment advisory revenue	102	103	105	108	100
Card and processing revenue	77	77	77	71	76
Other noninterest income	602	213	1	163	150
Securities gains, net	1	—	4	4	4

Total noninterest income	1,104	713	556	630	653
Noninterest Expense
Salaries, wages and incentives	386	387	383	369	366
Employee benefits	74	72	78	99	79
Net occupancy expense	83	77	83	79	77
Technology and communications	59	56	54	55	54
Equipment expense	32	31	31	31	30
Card and processing expense	40	40	38	36	36
Other noninterest expense	289	280	280	254	276

Total noninterest expense	963	943	947	923	918

Income Before Income Taxes (Taxable Equivalent)	954	520	422	490	524
Taxable equivalent adjustment	5	5	5	5	5

Income Before Income Taxes	949	515	417	485	519
Applicable income tax expense	292	134	108	124	134

Net Income	657	381	309	361	385
Less: Net Income attributable to noncontrolling interests	—	—	(6)	—	—

Net Income Attributable to Bancorp	657	381	315	361	385
Dividends on preferred stock	23	15	23	15	23

Net Income Available to Common Shareholders	$634	$366	$292	$346	$362

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2015	September 2015	December 2014	Seq	Yr/Yr
Assets
Cash and due from banks	$2,540	$2,455	$3,091	3%	(18%)
Available-for-sale and other securities(a)	29,044	28,799	22,408	1%	30%
Held-to-maturity securities(b)	70	157	187	(55%)	(63%)
Trading securities	386	374	360	3%	7%
Other short-term investments	2,671	1,994	7,914	34%	(66%)
Loans held for sale	903	994	1,261	(9%)	(28%)
Portfolio loans and leases:
Commercial and industrial loans	42,131	42,948	40,765	(2%)	3%
Commercial mortgage loans	6,957	7,061	7,399	(1%)	(6%)
Commercial construction loans	3,214	3,101	2,069	4%	55%
Commercial leases	3,854	3,898	3,720	(1%)	4%
Residential mortgage loans	13,716	13,392	12,389	2%	11%
Home equity	8,301	8,427	8,886	(1%)	(7%)
Automobile loans	11,493	11,826	12,037	(3%)	(5%)
Credit card	2,259	2,229	2,401	1%	(6%)
Other consumer loans and leases	657	692	418	(5%)	57%

Portfolio loans and leases	92,582	93,574	90,084	(1%)	3%
Allowance for loan and lease losses	(1,272)	(1,261)	(1,322)	1%	(4%)

Portfolio loans and leases, net	91,310	92,313	88,762	(1%)	3%
Bank premises and equipment	2,239	2,264	2,465	(1%)	(9%)
Operating lease equipment	707	680	728	4%	(3%)
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	12	13	15	(8%)	(20%)
Servicing rights	785	757	858	4%	(9%)
Other assets	7,999	8,702	8,241	(8%)	(3%)

Total Assets	$141,082	$141,918	$138,706	(1%)	2%

Liabilities
Deposits:
Demand	$36,267	$34,832	$34,809	4%	4%
Interest checking	26,768	24,832	26,800	8%	—
Savings	14,601	14,632	15,051	—	(3%)
Money market	18,494	18,887	17,083	(2%)	8%
Foreign office	464	754	1,114	(38%)	(58%)
Other time	4,019	4,041	3,960	(1%)	1%
Certificates $100,000 and over	2,592	2,915	2,895	(11%)	(10%)

Total deposits	103,205	100,893	101,712	2%	1%
Federal funds purchased	151	132	144	14%	5%
Other short-term borrowings	1,507	4,904	1,556	(69%)	(3%)
Accrued taxes, interest and expenses	2,164	1,990	2,020	9%	7%
Other liabilities	2,341	2,614	2,642	(10%)	(11%)
Long-term debt	15,844	15,527	14,967	2%	6%

Total Liabilities	125,212	126,060	123,041	(1%)	2%

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,666	2,659	2,646	—	1%
Retained earnings	12,358	11,826	11,141	4%	11%
Accumulated other comprehensive income	197	522	429	(62%)	(54%)
Treasury stock	(2,764)	(2,563)	(1,972)	8%	40%

Total Bancorp shareholders’ equity	15,839	15,826	15,626	—	1%
Noncontrolling interests	31	32	39	(3%)	(21%)

Total Equity	15,870	15,858	15,665	—	1%

Total Liabilities and Equity	$141,082	$141,918	$138,706	(1%)	2%

(a) Amortized cost	$28,678	$27,986	$21,677	2%	32%
(b) Market values	70	157	187	(55%)	(63%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	785,080	795,439	824,047	(1%)	(5%)
Treasury	138,812	128,453	99,846	8%	39%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December 2015	September 2015	June 2015	March 2015	December 2014
Assets
Cash and due from banks	$2,540	$2,455	$2,785	$2,920	$3,091
Available-for-sale and other securities(a)	29,044	28,799	27,987	26,409	22,408
Held-to-maturity securities(b)	70	157	157	177	187
Trading securities	386	374	370	392	360
Other short-term investments	2,671	1,994	3,451	4,919	7,914
Loans held for sale	903	994	995	724	1,261
Portfolio loans and leases:
Commercial and industrial loans	42,131	42,948	42,800	42,052	40,765
Commercial mortgage loans	6,957	7,061	7,150	7,209	7,399
Commercial construction loans	3,214	3,101	2,709	2,302	2,069
Commercial leases	3,854	3,898	3,881	3,786	3,720
Residential mortgage loans	13,716	13,392	12,933	12,569	12,389
Home equity	8,301	8,427	8,547	8,714	8,886
Automobile loans	11,493	11,826	11,909	11,873	12,037
Credit card	2,259	2,229	2,278	2,291	2,401
Other consumer loans and leases	657	692	496	448	418

Portfolio loans and leases	92,582	93,574	92,703	91,244	90,084
Allowance for loan and lease losses	(1,272)	(1,261)	(1,293)	(1,300)	(1,322)

Portfolio loans and leases, net	91,310	92,313	91,410	89,944	88,762
Bank premises and equipment	2,239	2,264	2,298	2,433	2,465
Operating lease equipment	707	680	670	695	728
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	12	13	13	14	15
Servicing rights	785	757	854	789	858
Other assets	7,999	8,702	8,252	8,638	8,241

Total Assets	$141,082	$141,918	$141,658	$140,470	$138,706

Liabilities
Deposits:
Demand	$36,267	$34,832	$35,449	$35,343	$34,809
Interest checking	26,768	24,832	27,074	27,191	26,800
Savings	14,601	14,632	14,976	15,355	15,051
Money market	18,494	18,887	17,900	18,105	17,083
Foreign office	464	754	728	811	1,114
Other time	4,019	4,041	4,050	4,044	3,960
Certificates $100,000 and over	2,592	2,915	2,846	2,566	2,895

Total deposits	103,205	100,893	103,023	103,415	101,712
Federal funds purchased	151	132	126	200	144
Other short-term borrowings	1,507	4,904	4,136	1,413	1,556
Accrued taxes, interest and expenses	2,164	1,990	1,858	1,979	2,020
Other liabilities	2,341	2,614	3,356	3,504	2,642
Long-term debt	15,844	15,527	13,521	14,055	14,967

Total Liabilities	125,212	126,060	126,020	124,566	123,041

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,666	2,659	2,632	2,659	2,646
Retained earnings	12,358	11,826	11,564	11,380	11,141
Accumulated other comprehensive income	197	522	291	588	429
Treasury stock	(2,764)	(2,563)	(2,264)	(2,145)	(1,972)

Total Bancorp shareholders’ equity	15,839	15,826	15,605	15,864	15,626
Noncontrolling interests	31	32	33	40	39

Total Equity	15,870	15,858	15,638	15,904	15,665

Total Liabilities and Equity	$141,082	$141,918	$141,658	$140,470	$138,706

(a) Amortized cost	$28,678	$27,986	$27,483	$25,475	$21,677
(b) Market values	70	157	157	177	187
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	785,080	795,439	810,054	815,190	824,047
Treasury	138,812	128,453	113,838	108,702	99,846

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December 2015	December 2014	December 2015	December 2014
Total equity, beginning	$15,858	$15,443	$15,665	$14,626
Net income attributable to Bancorp	657	385	1,712	1,481
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	(290)	137	(237)	354
Qualifying cash flow hedges	(36)	11	(1)	10
Change in accumulated other comprehensive income related to employee benefit plans	1	(20)	6	(17)

Comprehensive income	332	513	1,480	1,828
Cash dividends declared:
Common stock	(102)	(107)	(417)	(427)
Preferred stock	(23)	(23)	(75)	(67)
Impact of stock transactions under stock compensation plans, net	21	19	75	60
Shares acquired for treasury	(215)	(180)	(850)	(654)
Issuance of preferred stock	—	—	—	297
Noncontrolling interest	(1)	—	(8)	2

Total equity, ending	$15,870	$15,665	$15,870	$15,665

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December 2015	September 2015	December 2014	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$43,175	$43,162	$41,313	—	5%
Commercial mortgage loans	7,053	7,038	7,482	—	(6%)
Commercial construction loans	3,141	2,966	1,911	6%	64%
Commercial leases	3,841	3,847	3,601	—	7%
Residential mortgage loans	14,315	13,976	13,526	2%	6%
Home equity	8,394	8,521	8,937	(1%)	(6%)
Automobile loans	11,674	11,881	12,073	(2%)	(3%)
Credit card	2,320	2,277	2,324	2%	—
Other consumer loans and leases	674	661	414	2%	63%
Taxable securities	28,951	28,251	22,364	2%	29%
Tax exempt securities	52	52	64	—	(19%)
Other short-term investments	2,253	1,799	5,176	25%	(56%)

Total interest-earning assets	125,843	124,431	119,185	1%	6%
Cash and due from banks	2,466	2,503	3,008	(1%)	(18%)
Other assets	14,959	15,097	14,800	(1%)	1%
Allowance for loan and lease losses	(1,261)	(1,292)	(1,413)	(2%)	(11%)

Total Assets	$142,007	$140,739	$135,580	1%	5%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,296	$25,590	$25,478	(1%)	(1%)
Savings deposits	14,615	14,868	15,173	(2%)	(4%)
Money market deposits	18,775	18,253	17,023	3%	10%
Foreign office deposits	736	718	1,439	3%	(49%)
Other time deposits	4,052	4,057	3,936	—	3%
Certificates $100,000 and over	3,305	2,924	2,998	13%	10%
Other deposits	7	222	—	(97%)	100%
Federal funds purchased	1,182	1,978	161	(40%)	NM
Other short-term borrowings	1,675	1,897	1,481	(12%)	13%
Long-term debt	15,772	14,697	14,855	7%	6%

Total interest-bearing liabilities	85,415	85,204	82,544	—	3%
Demand deposits	36,254	35,231	33,301	3%	9%
Other liabilities	4,325	4,458	4,052	(3%)	7%

Total Liabilities	125,994	124,893	119,897	1%	5%
Total Equity	16,013	15,846	15,683	1%	2%

Total Liabilities and Equity	$142,007	$140,739	$135,580	1%	5%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.12%	3.11%	3.21%	—	(3%)
Commercial mortgage loans(a)	3.11%	3.17%	3.28%	(2%)	(5%)
Commercial construction loans(a)	3.18%	3.13%	3.30%	2%	(4%)
Commercial leases(a)	2.68%	2.72%	2.96%	(1%)	(9%)
Residential mortgage loans	3.62%	3.63%	3.80%	—	(5%)
Home equity	3.57%	3.61%	3.68%	(1%)	(3%)
Automobile loans	2.67%	2.62%	2.73%	2%	(2%)
Credit card	10.17%	10.38%	10.08%	(2%)	1%
Other consumer loans and leases	6.95%	6.81%	31.97%	2%	(78%)

Total loans and leases	3.36%	3.36%	3.58%	—	(6%)
Taxable securities	3.16%	3.23%	3.28%	(2%)	(4%)
Tax exempt securities(a)	5.69%	5.20%	4.42%	9%	29%
Other short-term investments	0.28%	0.23%	0.26%	22%	8%

Total interest-earning assets	3.26%	3.29%	3.38%	(1%)	(4%)
Interest-bearing liabilities:
Interest checking deposits	0.19%	0.18%	0.22%	6%	(14%)
Savings deposits	0.05%	0.05%	0.08%	—	(38%)
Money market deposits	0.22%	0.21%	0.39%	5%	(44%)
Foreign office deposits	0.14%	0.14%	0.30%	—	(53%)
Other time deposits	1.20%	1.19%	1.14%	1%	5%
Certificates $100,000 and over	1.09%	1.16%	1.05%	(6%)	4%
Other deposits	0.09%	0.16%	0.00%	(44%)	100%
Federal funds purchased	0.12%	0.14%	0.10%	(14%)	20%
Other short-term borrowings	0.12%	0.13%	0.10%	(8%)	20%
Long-term debt	2.12%	2.15%	1.94%	(1%)	9%

Total interest-bearing liabilities	0.61%	0.58%	0.61%	5%	—
Ratios:
Net interest margin (taxable equivalent)	2.85%	2.89%	2.96%	(1%)	(4%)
Net interest rate spread (taxable equivalent)	2.65%	2.71%	2.77%	(2%)	(4%)
Interest-bearing liabilities to interest-earning assets	67.87%	68.47%	69.26%	(1%)	(2%)

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December 2015	December 2014	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,594	$41,178	3%
Commercial mortgage loans	7,121	7,745	(8%)
Commercial construction loans	2,717	1,492	82%
Commercial leases	3,796	3,585	6%
Residential mortgage loans	13,798	13,344	3%
Home equity	8,592	9,059	(5%)
Automobile loans	11,847	12,068	(2%)
Credit card	2,303	2,271	1%
Other consumer loans and leases	571	385	48%
Taxable securities	26,932	21,770	24%
Tax exempt securities	55	53	4%
Other short-term investments	3,258	3,043	7%

Total interest-earning assets	123,584	115,993	7%
Cash and due from banks	2,608	2,892	(10%)
Other assets	15,212	14,539	5%
Allowance for loan and lease losses	(1,293)	(1,481)	(13%)

Total Assets	$140,111	$131,943	6%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,160	$25,382	3%
Savings deposits	14,951	16,080	(7%)
Money market deposits	18,152	14,670	24%
Foreign office deposits	817	1,828	(55%)
Other time deposits	4,051	3,762	8%
Certificates $100,000 and over	2,869	3,929	(27%)
Other deposits	57	—	100%
Federal funds purchased	920	458	NM
Other short-term borrowings	1,721	1,873	(8%)
Long-term debt	14,677	12,928	14%

Total interest-bearing liabilities	84,375	80,910	4%
Demand deposits	35,164	31,755	11%
Other liabilities	4,672	3,950	18%

Total Liabilities	124,211	116,615	7%
Total Equity	15,900	15,328	4%

Total Liabilities and Equity	$140,111	$131,943	6%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.13%	3.27%	(4%)
Commercial mortgage loans(a)	3.19%	3.36%	(5%)
Commercial construction loans(a)	3.17%	3.44%	(8%)
Commercial leases(a)	2.78%	3.01%	(8%)
Residential mortgage loans	3.69%	3.88%	(5%)
Home equity	3.63%	3.71%	(2%)
Automobile loans	2.66%	2.77%	(4%)
Credit card	10.27%	9.98%	3%
Other consumer loans and leases	8.00%	35.99%	(78%)

Total loans and leases	3.40%	3.64%	(7%)
Taxable securities	3.22%	3.32%	(3%)
Tax exempt securities(a)	5.23%	4.94%	6%
Other short-term investments	0.25%	0.26%	(4%)

Total interest-earning assets	3.28%	3.49%	(6%)
Interest-bearing liabilities:
Interest checking deposits	0.19%	0.22%	(14%)
Savings deposits	0.06%	0.10%	(40%)
Money market deposits	0.24%	0.35%	(31%)
Foreign office deposits	0.16%	0.29%	(45%)
Other time deposits	1.20%	1.06%	13%
Certificates $100,000 and over	1.16%	0.85%	36%
Other deposits	0.16%	0.02%	NM
Federal funds purchased	0.13%	0.09%	44%
Other short-term borrowings	0.12%	0.10%	20%
Long-term debt	2.09%	1.91%	9%

Total interest-bearing liabilities	0.59%	0.56%	5%
Ratios:
Net interest margin (taxable equivalent)	2.88%	3.10%	(7%)
Net interest rate spread (taxable equivalent)	2.69%	2.94%	(9%)
Interest-bearing liabilities to interest-earning assets	68.27%	69.75%	(2%)

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Assets
Interest-earning assets:
Commercial and industrial loans	$43,175	$43,162	$42,554	$41,462	$41,313
Commercial mortgage loans	7,053	7,038	7,149	7,248	7,482
Commercial construction loans	3,141	2,966	2,549	2,198	1,911
Commercial leases	3,841	3,847	3,776	3,716	3,601
Residential mortgage loans	14,315	13,976	13,375	13,515	13,526
Home equity	8,394	8,521	8,655	8,802	8,937
Automobile loans	11,674	11,881	11,902	11,933	12,073
Credit card	2,320	2,277	2,296	2,321	2,324
Other consumer loans and leases	674	661	483	464	414
Taxable securities	28,951	28,251	27,344	23,102	22,364
Tax exempt securities	52	52	59	59	64
Other short-term investments	2,253	1,799	3,160	5,877	5,176

Total interest-earning assets	125,843	124,431	123,302	120,697	119,185
Cash and due from banks	2,466	2,503	2,636	2,830	3,008
Other assets	14,959	15,097	15,354	15,446	14,800
Allowance for loan and lease losses	(1,261)	(1,292)	(1,300)	(1,322)	(1,413)

Total Assets	$142,007	$140,739	$139,992	$137,651	$135,580

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,296	$25,590	$26,894	$26,885	$25,478
Savings deposits	14,615	14,868	15,156	15,174	15,173
Money market deposits	18,775	18,253	18,071	17,492	17,023
Foreign office deposits	736	718	955	861	1,439
Other time deposits	4,052	4,057	4,074	4,022	3,936
Certificates $100,000 and over	3,305	2,924	2,558	2,683	2,998
Other deposits	7	222	—	—	—
Federal funds purchased	1,182	1,978	326	172	161
Other short-term borrowings	1,675	1,897	1,705	1,602	1,481
Long-term debt	15,772	14,697	13,773	14,448	14,855

Total interest-bearing liabilities	85,415	85,204	83,512	83,339	82,544
Demand deposits	36,254	35,231	35,384	33,760	33,301
Other liabilities	4,325	4,458	5,215	4,693	4,052

Total Liabilities	125,994	124,893	124,111	121,792	119,897
Total Equity	16,013	15,846	15,881	15,859	15,683

Total Liabilities and Equity	$142,007	$140,739	$139,992	$137,651	$135,580

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.12%	3.11%	3.14%	3.16%	3.21%
Commercial mortgage loans(a)	3.11%	3.17%	3.22%	3.27%	3.28%
Commercial construction loans(a)	3.18%	3.13%	3.17%	3.23%	3.30%
Commercial leases(a)	2.68%	2.72%	2.83%	2.90%	2.96%
Residential mortgage loans	3.62%	3.63%	3.69%	3.83%	3.80%
Home equity	3.57%	3.61%	3.66%	3.66%	3.68%
Automobile loans	2.67%	2.62%	2.65%	2.68%	2.73%
Credit card	10.17%	10.38%	10.33%	10.22%	10.08%
Other consumer loans and leases	6.95%	6.81%	8.49%	10.79%	31.97%

Total loans and leases	3.36%	3.36%	3.41%	3.46%	3.58%
Taxable securities	3.16%	3.23%	3.20%	3.30%	3.28%
Tax exempt securities(a)	5.69%	5.20%	4.82%	5.24%	4.42%
Other short-term investments	0.28%	0.23%	0.25%	0.25%	0.26%

Total interest-earning assets	3.26%	3.29%	3.28%	3.28%	3.38%
Interest-bearing liabilities:
Interest checking deposits	0.19%	0.18%	0.19%	0.20%	0.22%
Savings deposits	0.05%	0.05%	0.05%	0.07%	0.08%
Money market deposits	0.22%	0.21%	0.23%	0.32%	0.39%
Foreign office deposits	0.14%	0.14%	0.14%	0.20%	0.30%
Other time deposits	1.20%	1.19%	1.24%	1.17%	1.14%
Certificates $100,000 and over	1.09%	1.16%	1.24%	1.16%	1.05%
Other deposits	0.09%	0.16%	0.00%	0.00%	0.00%
Federal funds purchased	0.12%	0.14%	0.12%	0.09%	0.10%
Other short-term borrowings	0.12%	0.13%	0.12%	0.11%	0.10%
Long-term debt	2.12%	2.15%	2.04%	2.02%	1.94%

Total interest-bearing liabilities	0.61%	0.58%	0.56%	0.60%	0.61%
Ratios:
Net interest margin (taxable equivalent)	2.85%	2.89%	2.90%	2.86%	2.96%
Net interest rate spread (taxable equivalent)	2.65%	2.71%	2.72%	2.68%	2.77%
Interest-bearing liabilities to interest-earning assets	67.87%	68.47%	67.73%	69.05%	69.26%

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Average Loans and Leases (excluding held for sale)
Commercial loans and leases:
Commercial and industrial loans	$43,154	$43,149	$42,550	$41,426	$41,277
Commercial mortgage loans	7,032	7,023	7,148	7,241	7,480
Commercial construction loans	3,141	2,965	2,549	2,197	1,909
Commercial leases	3,839	3,846	3,776	3,715	3,600

Total commercial loans and leases	57,166	56,983	56,023	54,579	54,266
Consumer loans and leases:
Residential mortgage loans	13,504	13,144	12,831	12,433	13,046
Home equity	8,360	8,479	8,654	8,802	8,937
Automobile loans	11,670	11,877	11,902	11,933	12,073
Credit card	2,218	2,277	2,296	2,321	2,324
Other consumer loans and leases	676	613	467	440	395

Total consumer loans and leases	36,428	36,390	36,150	35,929	36,775

Total average loans and leases (excluding held for sale)	$93,594	$93,373	$92,173	$90,508	$91,041

Average loans held for sale	$993	$956	$566	$1,151	$540
End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$42,131	$42,948	$42,800	$42,052	$40,765
Commercial mortgage loans	6,957	7,061	7,150	7,209	7,399
Commercial construction loans	3,214	3,101	2,709	2,302	2,069
Commercial leases	3,854	3,898	3,881	3,786	3,720

Total commercial loans and leases	56,156	57,008	56,540	55,349	53,953
Consumer loans and leases:
Residential mortgage loans	13,716	13,392	12,933	12,569	12,389
Home equity	8,301	8,427	8,547	8,714	8,886
Automobile loans	11,493	11,826	11,909	11,873	12,037
Credit card	2,259	2,229	2,278	2,291	2,401
Other consumer loans and leases	657	692	496	448	418

Total consumer loans and leases	36,426	36,566	36,163	35,895	36,131

Total portfolio loans and leases	$92,582	$93,574	$92,703	$91,244	$90,084

Total loans held for sale	$903	$994	$995	$724	$1,261
Operating lease equipment	$707	$680	$670	$695	$728
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	$588	$589	$594	$609	$637
Commercial mortgage loans	239	260	266	279	270
Commercial construction loans	27	26	25	21	20
Commercial leases	256	252	260	257	283
Residential mortgage loans	59,024	60,301	61,727	64,178	65,413
Automobile loans	122	146	174	203	232

Total loans and leases serviced for others	60,256	61,574	63,046	65,547	66,855

Total loans and leases serviced	$154,448	$156,822	$157,414	$158,210	$158,928

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	Basel III Transitional				Basel I(c)
	As of
	December 2015(a)	September 2015	June 2015	March 2015	December 2014
Tier I capital:
Common stock and related surplus (net of treasury stock)	$1,953	$2,147	$2,419	2,565	N/A
Retained earnings	12,358	11,826	11,564	11,380	N/A
Common equity tier I capital adjustments and deductions	(2,394)	(2,399)	(2,401)	(2,402)	N/A

CET1 capital	11,917	11,574	11,582	11,543	N/A
Additional tier I capital	1,343	1,340	1,340	1,339	N/A

Tier I capital	13,260	12,914	12,922	$12,882	$12,764
Tier II capital	3,874	3,935	3,909	4,112	4,131

Total regulatory capital	$17,134	$16,849	$16,831	$16,994	$16,895

Risk-weighted assets	$121,264(b)	$123,148(b)	$122,986(b)	$121,310(b)	$117,878
Ratios:
Average shareholders’ equity to average assets	11.25%	11.24%	11.32%	11.49%	11.54%
Regulatory capital:

	Basel III Transitional				Basel I(c)
Fifth Third Bancorp
CET1 capital	9.83%(b)	9.40%(b)	9.42%(b)	9.52%(b)	N/A
Tier I risk-based capital	10.93%(b)	10.49%(b)	10.51%(b)	10.62%(b)	10.83%
Total risk-based capital	14.13%(b)	13.68%(b)	13.69%(b)	14.01%(b)	14.33%
Tier I leverage	9.54%	9.38%	9.44%	9.59%	9.66%
Tier I common equity	N/A	N/A	N/A	N/A	9.65%(d)
CET1 capital (fully phased-in)	9.73%(b)(d)	9.30%(b)(d)	9.31%(b)(d)	9.41%(b)(d)	N/A
Fifth Third Bank
Tier I risk-based capital	11.93%(b)	11.39%(b)	11.25%(b)	11.36%(b)	11.85%
Total risk-based capital	13.12%(b)	12.55%(b)	12.44%(b)	12.58%(b)	13.10%
Tier I leverage	10.43%	10.21%	10.14%	10.30%	10.58%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	These capital amounts and ratios were calculated under the Supervisory Agencies general risk-based capital rules (Basel I) which were in effect prior to January 1, 2015.
(d)	This ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$43,154	$43,149	$42,550	$41,426	$41,277
Commercial mortgage loans	7,032	7,023	7,148	7,241	7,480
Commercial construction loans	3,141	2,965	2,549	2,197	1,909
Commercial leases	3,839	3,846	3,776	3,715	3,600
Residential mortgage loans	13,504	13,144	12,831	12,433	13,046
Home equity	8,360	8,479	8,654	8,802	8,937
Automobile loans	11,670	11,877	11,902	11,933	12,073
Credit card	2,218	2,277	2,296	2,321	2,324
Other consumer loans and leases	676	613	467	440	395

Total average loans and leases (excluding held for sale)	$93,594	$93,373	$92,173	$90,508	$91,041

Losses charged-off:
Commercial and industrial loans	($38)	($133)	($40)	($43)	($50)
Commercial mortgage loans	(7)	(13)	(14)	(5)	(12)
Commercial construction loans	—	(3)	—	—	—
Commercial leases	(1)	—	—	—	(1)
Residential mortgage loans	(5)	(6)	(8)	(9)	(97)
Home equity	(13)	(13)	(13)	(17)	(15)
Automobile loans	(13)	(11)	(9)	(13)	(11)
Credit card	(22)	(24)	(24)	(24)	(23)
Other consumer loans and leases	(6)	(6)	(4)	(4)	(6)

Total losses charged-off	($105)	($209)	($112)	($115)	($215)
Recoveries of losses previously charged-off:
Commercial and industrial loans	$8	$5	$6	$5	$6
Commercial mortgage loans	4	2	3	4	2
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	2	3	3	3	3
Home equity	4	4	4	3	4
Automobile loans	4	4	5	5	4
Credit card	3	3	3	3	3
Other consumer loans and leases	—	—	2	1	2

Total recoveries of losses previously charged-off	$25	$21	$26	$24	$24
Net losses charged-off:
Commercial and industrial loans	($30)	($128)	($34)	($38)	($44)
Commercial mortgage loans	(3)	(11)	(11)	(1)	(10)
Commercial construction loans	—	(3)	—	—	—
Commercial leases	(1)	—	—	—	(1)
Residential mortgage loans	(3)	(3)	(5)	(6)	(94)
Home equity	(9)	(9)	(9)	(14)	(11)
Automobile loans	(9)	(7)	(4)	(8)	(7)
Credit card	(19)	(21)	(21)	(21)	(20)
Other consumer loans and leases	(6)	(6)	(2)	(3)	(4)

Total net losses charged-off	($80)	($188)	($86)	($91)	($191)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.28%	1.17%	0.32%	0.38%	0.43%
Commercial mortgage loans	0.19%	0.66%	0.62%	0.05%	0.53%
Commercial construction loans	0.00%	0.43%	0.00%	(0.06%)	(0.01%)
Commercial leases	0.15%	0.00%	(0.01%)	0.00%	0.06%
Residential mortgage loans	0.08%	0.10%	0.16%	0.19%	2.87%
Home equity	0.39%	0.42%	0.41%	0.61%	0.47%
Automobile loans	0.31%	0.23%	0.14%	0.28%	0.22%
Credit card	3.40%	3.77%	3.62%	3.60%	3.40%
Other consumer loans and leases	3.10%	3.52%	2.45%	4.02%	4.57%

Total net losses charged-off as a percent of average portfolio loans and leases	0.34%	0.80%	0.37%	0.41%	0.83%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,261	$1,293	$1,300	$1,322	$1,414
Total net losses charged-off	(80)	(188)	(86)	(91)	(191)
Provision for loan and lease losses	91	156	79	69	99

Allowance for loan and lease losses, ending	$1,272	$1,261	$1,293	$1,300	$1,322
Reserve for unfunded commitments, beginning	$134	$132	$130	$135	$134
Provision (benefit) for unfunded commitments	4	2	2	(4)	1
Charge-offs	—	—	—	(1)	—

Reserve for unfunded commitments, ending	$138	$134	$132	$130	$135

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,272	$1,261	$1,293	$1,300	$1,322
Reserve for unfunded commitments	138	134	132	130	135

Total allowance for credit losses	$1,410	$1,395	$1,425	$1,430	$1,457

	As of
	December 2015	September 2015	June 2015	March 2015	December 2014
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$82	$47	$61	$61	$86
Commercial mortgage loans	56	60	49	57	64
Commercial construction loans	—	—	—	—	—
Commercial leases	—	2	2	2	3
Residential mortgage loans	28	31	35	40	44
Home equity	62	65	70	71	72

Total nonaccrual portfolio loans and leases (excludes restructured loans)	228	205	217	231	269
Restructured loans—commercial (nonaccrual)	203	177	175	205	214
Restructured loans—consumer (nonaccrual)	75	76	83	90	96

Total nonaccrual portfolio loans and leases	506	458	475	526	579
Repossessed property	18	17	16	20	18
OREO(b)	123	131	135	145	147

Total nonperforming portfolio assets	647	606	626	691	744
Nonaccrual loans held for sale	1	1	1	2	24
Restructured loans—(nonaccrual) held for sale	11	1	—	—	15

Total nonperforming assets including loans held for sale	$659	$608	$627	$693	$783

Restructured portfolio consumer loans and leases (accrual)	$979	$973	$970	$943	$905
Restructured portfolio commercial loans and leases (accrual)	$491	$571	$769	$774	$844
Ninety days past due loans and leases:
Commercial and industrial loans	$7	$3	$2	$2	$—
Commercial mortgage loans	—	2	—	1	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	7	5	2	3	—

Residential mortgage loans	40	40	43	48	56
Home equity	—	—	—	—	—
Automobile loans	10	8	8	7	8
Credit card	18	17	17	20	23
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	68	65	68	75	87

Total ninety days past due loans and leases(c)	$75	$70	$70	$78	$87

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.34%	0.80%	0.37%	0.41%	0.83%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.37%	1.35%	1.39%	1.42%	1.47%
As a percent of nonperforming loans and leases(a)	252%	275%	272%	247%	228%
As a percent of nonperforming assets(a)	197%	208%	206%	188%	178%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including OREO(a)	0.55%	0.49%	0.51%	0.57%	0.64%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.70%	0.65%	0.67%	0.76%	0.82%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.70%	0.64%	0.67%	0.75%	0.86%
Allowance for credit losses as a percent of nonperforming assets	218%	230%	228%	207%	196%

(a)	Does not include nonaccrual loans held for sale.
(b)	Excludes $14, $18, $28, $42 and $71 of OREO related to government insured loans at December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014, respectively. The Bancorp has historically excluded government guaranteed loans classified in OREO from its nonperforming asset disclosures. Upon the prospective adoption on January 1, 2015 of ASU 2014-14 “Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure,” government guaranteed loans meeting certain criteria were reclassified to other receivables rather than OREO upon foreclosure. The Bancorp had $44, $40, $37 and $21 of government guaranteed loans classified as other receivables as of December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.
(c)	Does not include loans held for sale.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014
Income before income taxes (U.S. GAAP)	$949	$515	$417	$485	$519
Add: Provision expense (U.S. GAAP)	91	156	79	69	99

Pre-provision net revenue	1,040	671	496	554	618
Net income available to common shareholders (U.S. GAAP)	634	366	292	346	362
Add: Intangible amortization, net of tax	—	—	—	—	1

Tangible net income available to common shareholders	634	366	292	346	363
Tangible net income available to common shareholders (annualized) (a)	2,515	1,452	1,171	1,403	1,440
Average Bancorp shareholders’ equity (U.S. GAAP)	15,982	15,815	15,841	15,820	15,644
Less: Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(13)	(14)	(15)	(15)	(17)

Average tangible common equity (b)	12,222	12,054	12,079	12,058	11,880
Total Bancorp shareholders’ equity (U.S. GAAP)	15,839	15,826	15,605	15,864	15,626
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(13)	(13)	(14)	(15)	(16)

Tangible common equity, including unrealized gains / losses (c)	12,079	12,066	11,844	12,102	11,863
Less: Accumulated other comprehensive income	(197)	(522)	(291)	(588)	(429)

Tangible common equity, excluding unrealized gains / losses (d)	11,882	11,544	11,553	11,514	11,434
Add: Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (e)	13,213	12,875	12,884	12,845	12,765
Total assets (U.S. GAAP)	141,082	141,918	141,658	140,470	138,706
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(13)	(13)	(14)	(15)	(16)

Tangible assets, including unrealized gains / losses (f)	138,653	139,489	139,228	138,039	136,274
Less: Accumulated other comprehensive income / loss, before tax	(303)	(803)	(448)	(905)	(660)

Tangible assets, excluding unrealized gains / losses (g)	$138,350	$138,686	$138,780	137,134	135,614
Total Bancorp shareholders’ equity (U.S. GAAP)	N/A	N/A	N/A	N/A	15,626
Less: Goodwill and certain other intangibles	N/A	N/A	N/A	N/A	(2,476)
Unrealized gains	N/A	N/A	N/A	N/A	(429)
Qualifying trust preferred securities	N/A	N/A	N/A	N/A	60
Other	N/A	N/A	N/A	N/A	(17)

Tier I capital	N/A	N/A	N/A	N/A	12,764
Less: Preferred stock	N/A	N/A	N/A	N/A	(1,331)
Qualifying trust preferred securities	N/A	N/A	N/A	N/A	(60)
Qualifying noncontrolling interests in consolidated subsidiaries	N/A	N/A	N/A	N/A	(1)

Tier I common equity (h)	N/A (2)	N/A (2)	N/A (2)	N/A (2)	$11,372
Common shares outstanding (i)	785	795	810	815	824

	Basel III Transitional				Basel I
Risk-weighted assets (actual) (j) (1)	$121,264	$123,148	$122,986	$121,310	$117,878
Ratios:
Return on average tangible common equity (a) / (b)	20.6%	12.0%	9.7%	11.7%	12.1%
Tangible equity (e) / (g)	9.55%	9.28%	9.28%	9.37%	9.41%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.59%	8.32%	8.33%	8.40%	8.43%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.71%	8.65%	8.51%	8.77%	8.71%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.80%	9.37%	9.39%	9.49%	9.70%
Tangible book value per share (c) / (i)	$15.39	$15.18	$14.62	$14.85	$14.40
Tier I common equity (h) / (j)	N/A (2)	N/A (2)	N/A (2)	N/A (2)	9.65%

Basel III Final Rule—Transition to fully phased-in

	December 2015	September 2015	June 2015	March 2015	December 2014
CET1 capital (transitional)	$11,917	$11,574	$11,582	$11,543	N/A
Less: Adjustments to CET1 capital from transitional to fully phased-in (3)	(8)	(11)	(12)	(13)	N/A

CET1 capital (fully phased-in) (k)	11,909	11,563	11,570	11,530	N/A

Risk-weighted assets (transitional)	121,264	123,148	122,986	121,310	N/A
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (4)	1,178	1,136	1,280	1,182	N/A

Risk-weighted assets (fully phased-in) (l)	$122,442	$124,284	$124,266	$122,492	N/A

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (k)/(l)	9.73%	9.30%	9.31%	9.41%	N/A

(1)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk-weight of the category. The resulting weighted values are added together, along with the measure for market risk, resulting in the Bancorp’s total risk-weighted assets.
(2)	The Bancorp became subject to the Basel III Final Rule on January 1, 2015. This codified in the federal banking regulations the risk-based capital ratios the Bancorp is now subject to, as such these ratios are no longer considered Non-GAAP measures.
(3)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(4)	Primarily relates to higher risk-weighting for MSRs.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended December 31, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$425	$406	$63	$37	($27)	$904
Provision for loan and lease losses	(31)	(38)	(11)	—	(11)	(91)

Net interest income after provision for loan and lease losses	394	368	52	37	(38)	813
Total noninterest income	223	186	80	101	514	1,104
Total noninterest expense	(346)	(386)	(115)	(112)	(4)	(963)

Income before income taxes	271	168	17	26	472	954
Applicable income tax expense(a)	(51)	(59)	(6)	(9)	(172)	(297)

Net income	220	109	11	17	300	657
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	220	109	11	17	300	657
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$220	$109	$11	$17	$277	$634

For the three months ended September 30, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$418	$395	$62	$33	($2)	$906
Provision for loan and lease losses	(138)	(39)	(11)	—	32	(156)

Net interest income after provision for loan and lease losses	280	356	51	33	30	750
Total noninterest income	228	197	76	102	110	713
Total noninterest expense	(342)	(396)	(106)	(112)	13	(943)

Income before income taxes	166	157	21	23	153	520
Applicable income tax expense(a)	(13)	(55)	(8)	(8)	(55)	(139)

Net income	153	102	13	15	98	381
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	153	102	13	15	98	381
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$153	$102	$13	$15	$83	$366

For the three months ended June 30, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$407	$376	$63	$29	$17	$892
Provision for loan and lease losses	(38)	(38)	(8)	(2)	7	(79)

Net interest income after provision for loan and lease losses	369	338	55	27	24	813
Total noninterest income	232	94	122	103	5	556
Total noninterest expense	(356)	(396)	(112)	(115)	32	(947)

Income before income taxes	245	36	65	15	61	422
Applicable income tax expense(a)	(39)	(13)	(23)	(6)	(32)	(113)

Net income	206	23	42	9	29	309
Less: Net income attributable to noncontrolling interests	—	—	—	—	(6)	(6)

Net income attributable to Bancorp	206	23	42	9	35	315
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$206	$23	$42	$9	$12	$292

For the three months ended March 31, 2015	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$397	$377	$63	$29	($14)	$852
Provision for loan and lease losses	(33)	(42)	(14)	(2)	22	(69)

Net interest income after provision for loan and lease losses	364	335	49	27	8	783
Total noninterest income	174	176	129	107	44	630
Total noninterest expense	(357)	(392)	(104)	(115)	45	(923)

Income (loss) before income taxes	181	119	74	19	97	490
Applicable income tax expense(a)	(18)	(42)	(26)	(7)	(36)	(129)

Net income	163	77	48	12	61	361
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	163	77	48	12	61	361
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$163	$77	$48	$12	$46	$346

For the three months ended December 31, 2014(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$420	$402	$64	$31	($29)	$888
Provision for loan and lease losses	(50)	(40)	(100)	(1)	92	(99)

Net interest income after provision for loan and lease losses	370	362	(36)	30	63	789
Total noninterest income	237	188	69	102	57	653
Total noninterest expense	(331)	(386)	(107)	(111)	17	(918)

Income (loss) before income taxes	276	164	(74)	21	137	524
Applicable income tax expense(a)	(55)	(58)	26	(7)	(45)	(139)

Net income (loss)	221	106	(48)	14	92	385
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	221	106	(48)	14	92	385
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$221	$106	($48)	$14	$69	$362

(a)	Includes taxable equivalent adjustments of $5 million for the three months ended December 31, 2015, September 30, 2015, June 30, 2015, March 31, 2015 and December 31, 2014.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.